                                                                    EXHIBIT 99.1


                         WESTERN REALTY DEVELOPMENT LLC

                        CONSOLIDATED FINANCIAL STATEMENTS
               AS OF SEPTEMBER 30, 2000 AND DECEMBER 31, 1999 AND
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

                         WESTERN REALTY DEVELOPMENT LLC

                        CONSOLIDATED FINANCIAL STATEMENTS

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
     Consolidated Balance Sheets as of September 30, 2000
         and December 31, 1999........................................................              2

     Consolidated Statements of Operations for the nine months ended
         September 30, 2000 and 1999..................................................              3

     Consolidated Statements of Members' Equity for the nine months
         ended September 30, 2000.....................................................              4

     Consolidated Statements of Cash Flows for the nine months ended
         September 30, 2000...........................................................              5

     Notes to Consolidated Financial Statements.......................................           6 - 12



                         WESTERN REALTY DEVELOPMENT LLC
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                    September 30,    December 31,
                                                                        2000             1999
                                                                    -------------    ------------
                                    ASSETS

Current assets:
     Cash                                                             $   1,053        $   1,133
     Accounts receivable, net of allowances for doubtful
       accounts of $627                                                     965            1,748
     Receivable from affiliate                                            1,568              465
     Prepaid expenses and other current assets                              291              211
                                                                      ---------        ---------
         Total current assets                                             3,877            3,557

Investment in real estate, net of accumulated depreciation
     of $5,288 and $4,067                                                76,767           77,988
Furniture and equipment, net of accumulated depreciation
     of $192 and $113                                                       177              249
Deferred finance charges, net of accumulated amortization
     of $485 and $391                                                       140              234
Goodwill, net of accumulated amortization of $7,484 and $7,224              462              722
Participating loan receivable                                                --           37,849
Prepaid lease commission, long-term                                          42               86
                                                                      ---------        ---------
         Total assets                                                 $  81,465        $ 120,685
                                                                      =========        =========

                        LABILITIES AND MEMBERS' EQUITY

Current liabilities:
     Current portion of note payable                                  $   7,233        $   6,445
     Accounts payable                                                       568              593
     Unearned revenue                                                     1,829            2,277
     Accrued interest payable                                               148              234
     Other accrued liabilities                                            2,118            2,260
     Due to affiliates                                                      458            1,703
                                                                      ---------        ---------
         Total current liabilities                                       12,354           13,512

Note payable                                                              2,682            8,211
Security deposits                                                           799              752
                                                                      ---------        ---------
         Total liabilities                                               15,835           22,475
                                                                      ---------        ---------

Commitments and contingencies                                                --               --

Members' equity:
     Contributed capital                                                 51,430          109,775
     Retained earnings                                                   14,200          (11,565)
                                                                      ---------        ---------
         Total members' equity                                           65,630           98,210
                                                                      ---------        ---------
         Total liabilities and members' equity                        $  81,465        $ 120,685
                                                                      =========        =========

                     The accompanying notes are an integral
                 part of the consolidated financial statements

                         WESTERN REALTY DEVELOPMENT LLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                           NINE MONTHS                NINE MONTHS
                                              ENDED                      ENDED
                                        SEPTEMBER 30, 2000         SEPTEMBER 30, 1999
                                        ------------------         ------------------

Rental income                                 $  7,558             $  8,072

Costs and expenses:
     Operating, general and
         administrative expenses                 3,341                5,349
     Depreciation and amortization               1,655                3,232
                                              --------             --------

Operating income (loss)                          2,562                 (509)

Other expenses (income):
Interest expense                                 1,464                2,206
Accretion of income on
     participating loan receivable             (87,877)              (4,479)
Gain on asset disposal                              --                   --
                                              --------             --------
Total other (income) expenses                  (86,413)              (2,273)
                                              --------             --------
Income (loss) before income taxes               88,975                1,764
Income tax provision                               195                   --
                                              --------             --------
Net income (loss)                             $ 88,780             $  1,764
                                              ========             ========















                   The accompanying notes are an integral part
                    of the consolidated financial statements

                         WESTERN REALTY DEVELOPMENT LLC
                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
                             (DOLLARS IN THOUSANDS)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)



                                      CONTRIBUTED              RETAINED
                                        CAPITAL                EARNINGS               TOTAL
                                      ------------             --------               -----
Balance, December 31, 1999             $ 109,775             $ (11,565)            $  98,210

Net income                                    --                88,780                88,780

Distributions                            (62,531)              (63,015)             (125,546)

Capital contributions                      4,186                    --                 4,186
                                       ---------             ---------             ---------

Balance, September 30, 2000            $  51,430             $  14,200             $  65,630
                                       =========             =========             =========





























                     The accompanying notes are an integral
                 part of the consolidated financial statements

                         WESTERN REALTY DEVELOPMENT LLC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                NINE MONTHS              NINE MONTHS
                                                   ENDED                     ENDED
                                            SEPTEMBER 30, 2000        SEPTEMBER 30, 1999
                                            ------------------        ------------------
Net income                                       $  88,780             $   1,764

Cash flows from operating activities:
Depreciation and amortization                        1,655                 3,232
Accretion of income on
     participating loan receivable                 (87,877)               (4,479)
Gain on asset disposal                                  --
Changes in assets, net                                (204)               (2,504)
Changes in liabilities, net                         (1,909)                  912
                                                 ---------             ---------
     Net cash provided from (used in)
       operating activities                            445                (1,075)
                                                 ---------             ---------
Cash flows from investing activities:
Capital expenditures                                    (8)               (1,177)
Sale of WTI                                        125,546                    --
                                                 ---------             ---------
     Net cash provided from (used in)
         investing activities                      125,538                (1,177)
                                                 ---------             ---------

Cash flows from financing activities:
Retirement of note payable                          (4,742)               (3,548)
Advances (to) from affiliates, net                      --                  (381)
Capital distributions                             (125,546)                   --
Capital contributions                                4,225                 7,242
                                                 ---------             ---------
     Net cash (used in) provided from
         financing activities                     (126,063)                3,313
                                                 ---------             ---------
Net (decrease) increase in cash                        (80)                1,061
Cash at beginning of period                          1,133                   415
                                                 ---------             ---------
Cash at end of period                            $   1,053             $   1,476
                                                 =========             =========

Supplemental cash flow information:
  Cash paid during the year for:
     Interest                                    $      --             $   2,285
     Income taxes                                    1,578                    16


                   The accompanying notes are an integral part
                    of the consolidated financial statements

                         WESTERN REALTY DEVELOPMENT LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

         PRINCIPLES OF REPORTING

         The consolidated financial statements as of September 30, 2000 presented herein have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2000 and the results of operations and cash flows for all periods presented have been made. Results for the interim periods are not necessarily indicative of the results for the entire year.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Western Realty Development LLC ("Western Realty" or the "Company") and its majority-owned subsidiaries. The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles recognized in the U.S. and reflect the financial position, results of operations and cash flows of the Company. All significant intercompany transactions have been eliminated in consolidation.

         NATURE OF OPERATIONS

         Western Realty, a Delaware limited liability company, was organized in February 1998 by New Valley Corporation ("New Valley"), its subsidiary, BrookeMil Ltd. ("BrookeMil"), and Apollo Real Estate Investment Fund III, L.P. ("Apollo") to make real estate and other investments in Russia. In connection with the formation of Western Realty, New Valley and BrookeMil agreed, among other things, to contribute the real estate assets of BrookeMil, including the Ducat Place II office building in Moscow and the site for the proposed Ducat Place III office building and related goodwill, subject to a note payable to a bank collateralized by Ducat Place II, and Apollo agreed to contribute up to $40,000 to Western Realty. The transfer of net assets from BrookeMil was accounted for on a historical cost basis.

         Western Realty, through a wholly-owned subsidiary, owns 99% of Western Realty LLC, a closed joint stock company in the Russian Federation. Substantially all of the Company's operations are conducted by Western Realty LLC.

         ORGANIZATION

         The ownership and voting interests in Western Realty are held equally by Apollo and the Company. Apollo is entitled to a preference on distributions of cash from Western Realty to the extent of its investment commitment of $43,750, of which $41,916 had been funded, $41,266 was returned in connection with the sale of Western Tobacco Investments (discussed in Note 3) and $650 was outstanding as of September 30, 2000, together with a 15% annual rate of return. New Valley is then entitled to a return of its investment commitment of $23,750,

                         WESTERN REALTY DEVELOPMENT LLC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


of which $21,916 has been funded, $21,266 was returned in connection with the sale of Western Tobacco Investments and $650 was outstanding as of September 30, 2000, together with a 15% annual rate of return; subsequent distributions are made 70% to the Company and 30% to Apollo. Western Realty is managed by a Board of Managers consisting of an equal number of representatives chosen by Apollo and the Company. Material corporate transactions by Western Realty will generally require the unanimous consent of the Board of Managers.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents are defined as cash on hand and in banks plus all short-term investments with a maturity, at the date of purchase, of three months or less.

         REAL ESTATE

         Real estate is stated at the lower of cost or fair value and is depreciated using the straight-line method over estimated useful lives of 40 years. Real estate assets under development are not depreciated until they are ready for their intended use. Western Realty depreciates furniture, fixtures and equipment using the straight-line method over estimated useful lives of 3 to 5 years.

         Pre-acquisition, acquisition, development and holding costs are capitalized as real estate assets until the assets are ready for their intended use. Interest costs are capitalized during the active development phase of a project.

         IMPAIRMENT OF LONG-LIVED ASSETS

         An impairment loss is recognized whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The estimation of fair value is generally measured by discounting expected future cash flows. The Company estimates fair value based on the best information available making estimates, judgments and projections as considered necessary.

         DEFERRED FINANCING COSTS

         The costs incurred in connection with certain of the Company's debt financing are included in deferred finance charges and are amortized using the straight-line method over the term of the related debt.

         GOODWILL

         Goodwill is amortized on a straight-line basis using a 5 year life based on management's assessment of the future value of the intangible asset. The Company evaluates the carrying values of intangible assets in the same manner that it evaluates the carrying values of real estate. Amortization expense for the nine months ended September 30, 2000 and 1999 was $260 and $1,858, respectively.

                         WESTERN REALTY DEVELOPMENT LLC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


         TRANSLATION METHODOLOGY

         The Company's Russian subsidiary reports to the Russian authorities in rubles and its accounting records are maintained in that currency. The accompanying consolidated financial statements have been prepared in U.S. dollars. Transactions and balances of the Russian subsidiary not already measured in dollars (primarily rubles) have been remeasured into dollars in accordance with the relevant provisions of SFAS No. 52, "Foreign Currency Translation," as applied to entities in highly inflationary economies.

         Under SFAS No. 52, revenues, costs, capital and non-monetary assets and liabilities are translated at historical exchange rates prevailing on the transaction dates. Monetary assets and liabilities are translated at exchange rates prevailing on the balance sheet date. Translation gains and losses from remeasurement of monetary assets and liabilities that are not determined in U.S. dollars are credited or charged to the consolidated statements of operations.

         The Russian economy is considered hyperinflationary. The ruble to U.S. dollar exchange rate will not necessarily reflect the relative inflation levels of the Russian and U.S. economies. Future movements in the exchange rate between the ruble and the U.S. dollar will affect the carrying value of the Company's ruble denominated monetary assets and liabilities. Such movements may also affect the Company's ability to realize non-monetary assets represented in U.S. dollars in these financial statements. Accordingly, any translation of ruble amounts to U.S. dollars should not be construed as a representation that such ruble amounts have been, could be, or will in the future be converted into U.S. dollars at the exchange rate shown or at any other exchange rate.

         The exchange rate for 1 U.S. dollar ranged from 25.24 rubles at September 30, 1999, 27.00 rubles at December 31, 1999 and 27.78 rubles at September 30, 2000.

         ESTIMATES AND ASSUMPTIONS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

         INCOME TAXES

         Western Realty has elected to be treated as a partnership for U.S. tax purposes. Thus, its U.S. operations are not subject to income taxes, as any income or loss is included in the tax returns of the individual members. The Company's Russian subsidiary is subject to Russian Federation income taxes. Deferred income taxes are provided, using the liability method, for all temporary differences arising between the tax bases of assets and liabilities in these financial statements and their carrying values for Russian statutory tax purposes.

         The Company is also subject to other taxes in the Russian Federation. These taxes are included in operating, general and administrative expenses in the statements of operations.

                         WESTERN REALTY DEVELOPMENT LLC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)



         CONCENTRATION OF CREDIT AND OTHER RISKS

         The Company maintains a portion its cash deposits with Russian banks which are branch offices of large banks headquartered outside the Russian Federation. The Company assesses the financial condition of the institutions on an on-going basis.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair values of certain financial assets and liabilities carried at cost, including accounts receivable and payable and other current financial assets and liabilities, are considered to approximate their respective carrying values due to their short term nature. The fair value of the note payable also approximates its carrying value as management believes the interest rate approximates the interest rates of new borrowings available to the Company.

         REAL ESTATE LEASING REVENUES

         Ducat Place II is being leased to tenants under operating leases. Base rental revenue is generally recognized on a straight-line basis over the term of the lease. The lease agreements contain provisions which provide for reimbursement of real estate taxes and operating expenses. The future minimum rents scheduled to be received on non-cancelable operating leases at September 30, 2000 are $5,426, $4,771, $2,464, $1,484 and $240 for the years 2001, 2002,
2003 and 2004 and thereafter, respectively.

         COMPARATIVE AMOUNTS

         Certain amounts in the 1998 and 1999 financial statements have been reclassified to conform to the 2000 presentation.

3.       PARTICIPATING LOAN

         Western Realty made a $30,000 participating loan to, and payable out of a 30% profits interest in, Western Tobacco Investments LLC ("Western Tobacco Investments"), which held the interests of Brooke (Overseas) Ltd., a subsidiary of Vector Group Ltd. ("Vector"), New Valley's principal stockholder, in Liggett-Ducat Ltd. and the new factory constructed by Liggett-Ducat Ltd. on the outskirts of Moscow. As a result of the sale of Western Tobacco Investments, Western Realty was entitled to receive the return of all amounts advanced on the loan, together with a 15% annual rate of return, and 30% of subsequent distributions. Western Realty Development recognized income of $3,460 and $4,479, which represented the 15% return on the loan plus 30% of any net income applicable to common interests of Western Tobacco Investments, for the nine months ended September 30, 2000 and 1999, respectively. The loan, together with the 15% annual rate of return thereon, was repaid and terminated in connection with the sale of Western Tobacco Investments in August 2000.

         On August 4, 2000, Vector completed the sale of Western Tobacco Investments to Gallaher Group Plc for $334,100 in cash and $64,400 of assumed debt and capital commitments. The cash proceeds from the transaction after estimated closing expenses were divided among Vector and Western Realty in accordance with the participating loan, which was terminated at the closing. The

                         WESTERN REALTY DEVELOPMENT LLC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


Company received $125,546 in cash proceeds, of which $68,338 was distributed to Apollo and $57,208 was distributed to New Valley. These amounts are subject to adjustment based on final closing expenses. The Company recorded a gain of $84,237 in connection with the transaction for the nine months ended September 30, 2000.

4.       INVESTMENT IN REAL ESTATE AND NOTE PAYABLE

         The components of the Company's investment in real estate and the related note payable collateralized by such real estate at September 30, 2000 and December 31, 1999 are as follows:


                                                        SEPTEMBER 30, 2000        DECEMBER 31, 1999
                                                        ------------------        -----------------

Land............................................             $ 16,920                   $16,920
Buildings.......................................               65,135                    65,135
                                                             --------                   -------
    Total.......................................               82,055                    82,055
Less accumulated depreciation...................               (5,288)                   (4,067)
                                                              -------                   -------
    Net investment in real estate...............             $ 76,767                  $ 77,988
                                                               ======                    ======
Note payable....................................             $  9,915                  $ 14,656
Less: current portion of note payable...........                7,233                     6,445
                                                              -------                   -------
Note payable - long-term portion................             $  2,682                  $  8,211
                                                             ========                   =======


         In 1999, the Company evaluated the recoverability of its long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" and determined a permanent impairment had occurred. The Company valued its investment in real estate based on an appraisal conducted by an independent third party in December 1999. As a result of this valuation, the Company recorded an impairment charge for the year ended December 31, 1999 of $11,561 associated with its investment in the site for the proposed Ducat Place III office building and related goodwill. The fair value was determined based on current market conditions and anticipated future discounted cash flows at a rate commensurate with the risk involved. Management has concluded that the site for the Ducat Place III office building had a fair value of $16,000 at December 31, 1999.

         Depreciation expense for the nine months ended September 30, 2000 and 1999 was $1,221 and $1,262, respectively.

         Western Realty's credit facility bears interest at 16% per year, matures no later than August 2002, with principal payments commencing after the first year, and is collateralized by a mortgage on Ducat Place II and guaranteed by New Valley. At September 30, 2000 and December 31, 1999, borrowings under the new credit agreement totaled $9,914 and $14,656, respectively.

         Remaining required principal payments on the note payable are $1,727 in 2000, $7,513 in 2001 and $674 in 2002.

                         WESTERN REALTY DEVELOPMENT LLC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


5.      INCOME TAXES

         The full amount of tax provision in 2000 and 1998 relates to current income tax expense. There was no income tax provision in 1999 as the Company's Russian subsidiary sustained statutory losses during the year.

         The Company can use the Russian tax loss carry forwards for five years after the year when the loss was incurred. The relief available is limited to 20% of the tax loss carry forwards in each of the five years, not to exceed 50% of taxable profit in any given year. The Company has recorded a valuation allowance for the entire amount of the net deferred tax asset at September 30, 2000 and December 31, 1999 due to the uncertainty of ultimate realization of future benefits of such assets.

6.       EMPLOYEE BENEFITS

         The Company complies with Russian Federation regulations covering pensions, education, day care, medical and other benefits to employees. These items are funded as a percentage of gross wages and are paid on a current basis.

7.       COMMITMENTS AND CONTINGENCIES

         CONDUCTING BUSINESS IN RUSSIA

         The Russian Federation continues to experience economic difficulties following the financial crisis of August 1998. Consequently, the country's currency continues to devalue, there is continued volatility in the debt and equity markets, hyperinflation persists, confidence in the banking sector has yet to be restored and there continues to be a general lack of liquidity in the economy. In addition, laws and regulations affecting businesses operating within the Russian Federation continue to evolve.

         The Russian Federation's return to economic stability is dependent to a large extent on the effectiveness of the measures taken by the government, decisions of international lending organizations, and other actions, including regulatory and political developments, which are beyond the Company's control.

         The Company's assets and operations could be at risk if there are any further significant adverse changes in the political and business environment. Management is unable to predict what effect those uncertainties might have on the future financial position of the Company. No adjustments related to these uncertainties have been included in the accompanying financial statements.

         TAXATION

         Russian taxation is subject to varying interpretations and constant changes. Furthermore, the interpretation of tax legislation by tax authorities as applied to the transactions and activity of the Company may not coincide with that of management. As a result, transactions may be challenged by tax authorities and the Company may be assessed additional taxes, penalties and interest, which can be significant.

                         WESTERN REALTY DEVELOPMENT LLC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


         Management regularly reviews the Company's taxation compliance with applicable legislation, laws and decrees and current interpretations and from time to time potential exposures are identified. At any point in time a number of open matters may exist, however, management believes that adequate provision has been made for all material liabilities. Tax years remain open to review by the authorities for three years.

8.       RELATED PARTY TRANSACTIONS

         BOL is a wholly-owned subsidiary of Vector, which owns approximately 56.1% of the common shares of New Valley. During 1998, New Valley and its subsidiaries made advances to Western Realty to fund its operations. The net amount of outstanding advances at September 30, 2000 and December 31, 1999 was $1,238 and $1,141, respectively.

         In May 1999, Western Realty purchased the remaining 48% of a site of land that BrookeMil did not own. Western Realty transferred the shares to BrookeMil in exchange for a note receivable, which represented the amount of the purchase price that Western Realty funded. The amount of the note ($316) was included in net advances from New Valley and its subsidiaries above at December 31, 1999. The note was repaid in 2000.